Filed Pursuant to Rule 424(b)(7)
Registration Number 333-274535

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 15, 2023)

16,666,667 shares

Chewy, Inc.

Class A Common Stock

The selling securityholder identified in this prospectus supplement (the “Selling Securityholder”) is offering 16,666,667 shares of Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), of Chewy, Inc. (“Chewy” or the “Company”) at a price to the public of $30.00 per share. We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the Selling Securityholder.

We have two classes of common stock: Class A Common Stock and Class B Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes and is convertible at any time into one share of Class A Common Stock. The Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CHWY.” On September 18, 2024, the last reported sale price of Class A Common Stock on the NYSE was $30.90 per share.

Pursuant to a privately negotiated agreement between us and the Selling Securityholder, we have separately agreed to purchase from the Selling Securityholder $300 million of shares of Class A Common Stock in a private transaction at a price per share equal to the per share price at which the underwriter will purchase the Class A Common Stock from the Selling Securityholder in this offering (the “Concurrent Repurchase”). Accordingly, we expect to repurchase 10,204,081 shares of Class A Common Stock in the Concurrent Repurchase transaction upon the closing of this offering and the Concurrent Repurchase. The Concurrent Repurchase was approved by a special committee of the Company’s board of directors, consisting solely of independent and disinterested directors not affiliated with the BCP Stockholder Parties (as defined below), and is being executed separately from the Company’s existing $500 million share repurchase program authorized on May 24, 2024, which will be unaffected by this transaction. The Concurrent Repurchase is expected to be consummated concurrently with this offering. This offering is not conditioned upon the closing of the Concurrent Repurchase, but the Concurrent Repurchase is conditioned upon the closing of this offering. See “Selling Securityholder” beginning on page S-11.

The Selling Securityholder and certain of its affiliates (together, the “BCP Stockholder Parties”) are, when aggregated, currently our majority stockholders. If this offering and the Concurrent Repurchase are completed, the BCP Stockholder Parties will retain 247,775,803 shares of our Class B common stock, par value $0.01 per share (“Class B Common Stock”), or approximately 60.7% of our total outstanding shares of common stock and approximately 93.9% of the combined voting power of our common stock, after giving effect to this offering and the Concurrent Repurchase (or approximately 60.1% of our total outstanding shares of common stock and approximately 93.8% of the combined voting power of our common stock, if the underwriter’s option to purchase additional shares as described below is exercised in full). Upon completion of this offering and the Concurrent Repurchase, we will continue to be a “controlled company” as defined under the corporate governance rules of NYSE.

Investing in the Class A Common Stock involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share	Total
Public offering price	$30.00	$500,000,010.00
Underwriting discounts and commissions(1)	$0.60	$10,000,000.20
Proceeds, before expenses, to the Selling Securityholder	$29.40	$490,000,009.80

(1)	For additional underwriting compensation information, see “Underwriting.”

The Selling Securityholder has granted the underwriter an option to purchase up to an additional 2,500,000 shares of Class A Common Stock at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholder pursuant to any exercise of the underwriter’s option to purchase additional shares of Class A Common Stock.

The underwriter expects to deliver the shares of Class A Common Stock against payment on or about September 23, 2024.

Morgan Stanley

The date of this prospectus supplement is September 19, 2024.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which, among other things, gives more general information, some of which may not apply to this offering. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference that are described under the “Information Incorporated by Reference” section in this prospectus supplement. To the extent that any statement in this prospectus supplement is inconsistent with statements made in the accompanying prospectus, you should rely on the information contained in this prospectus supplement, which will be deemed to modify or supersede those made in the accompanying prospectus. Before purchasing any securities, you should carefully read this prospectus supplement (and any applicable free writing prospectuses) and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that Chewy, Inc. has filed with the SEC using a “shelf” registration process.

None of the Company, the underwriter or the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. None of the Company, the underwriter or the Selling Securityholder take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. None of the Company, the underwriter or the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information included in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the Class A Common Stock in certain jurisdictions may be restricted by law. We require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the Class A Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

When we refer to “Chewy,” “we,” “our,” “us” or the “Company” in this prospectus supplement, we mean Chewy, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential investors in this offering.

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BASIS OF PRESENTATION

Unless otherwise indicated or the context otherwise requires, financial data incorporated by reference in this prospectus supplement and the accompanying prospectus reflect the business and operations of Chewy, Inc. and its consolidated subsidiaries. We currently use a 52- or 53-week fiscal year, with our fiscal year ending each year on the Sunday that is closest to January 31 of that year. Each fiscal year generally consists of four 13-week fiscal quarters, with each fiscal quarter ending on the Sunday that is closest to the last day of the last month of the quarter. Throughout this prospectus supplement and the accompanying prospectus, all references to quarters and years are to our fiscal quarters and fiscal years, respectively, unless otherwise noted. References to “fiscal year 2021,” “fiscal year 2022” and “fiscal year 2023” refer to our fiscal years ended January 30, 2022, January 29, 2023 and January 28, 2024, respectively. See our Annual Report on Form 10-K and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus for more information.

MARKET, RANKING AND OTHER INDUSTRY DATA

In this prospectus supplement and the accompanying prospectus, we have included or incorporated by reference information regarding market data obtained from internal sources, market research, publicly available information, and industry publications, including the size of our addressable market. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections of this prospectus supplement titled “Risk Factors” and “Forward-Looking Statements.” We believe that these sources and estimates are reliable as of the date of this prospectus supplement but have not independently verified them and cannot guarantee their accuracy or completeness.

TRADEMARKS

This prospectus supplement and the accompanying prospectus contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-iii

INFORMATION INCORPORATED BY REFERENCE

We incorporate by reference information in this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended January 28, 2024, filed with the SEC on March 20, 2024;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 24, 2024;

•

Our Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2024, filed with the SEC on May  29, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended July 28, 2024, filed with the SEC on August 28, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on May 29, 2024 (Item 8.01 only), June 27, 2024 (Item 1.01 only), July 12, 2024, July 22, 2024 and August 9, 2024; and

•

The description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on June  11, 2019, as amended by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 28, 2024, filed with the SEC on March 20, 2024, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the completion or termination of this offering; provided, however, that we are not incorporating by reference any documents or information furnished and not filed with the SEC. You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus, by requesting them in writing, by telephone or via the Internet at:

Chewy, Inc.

7700 West Sunrise Boulevard

Plantation, Florida 33322

(786) 320-7111

Attn: Investor Relations Department

Internet Website: www.chewy.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE DOES NOT

CONSTITUTE A PART OF, AND IS NOT INCORPORATED BY REFERENCE IN, THIS PROSPECTUS SUPPLEMENT.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.chewy.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that are being offered by this prospectus supplement, you may examine the registration statement on Form S-3 and the exhibits filed with it at the location listed in the previous paragraph.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus supplement are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to, our ability to:

•

sustain our recent growth rates and successfully manage challenges to our future growth, including introducing new products or services, improving existing products and services, and expanding into new jurisdictions and offerings;

•	successfully respond to business disruptions;

•

successfully manage risks related to the macroeconomic environment, including any adverse impacts on our business operations, financial performance, supply chain, workforce, facilities, customer services and operations;

•	acquire and retain new customers in a cost-effective manner and increase our net sales, improve margins and maintain profitability;

•	manage our growth effectively;

•	maintain positive perceptions of the Company and preserve, grow and leverage the value of our reputation and our brand;

•	limit operating losses as we continue to expand our business;

•	forecast net sales and appropriately plan our expenses in the future;

•	estimate our market share;

•	strengthen our current supplier relationships, retain key suppliers and source additional suppliers;

•	negotiate acceptable pricing and other terms with third-party service providers, suppliers and outsourcing partners and maintain our relationships with such parties;

•	mitigate changes in, or disruptions to, our shipping arrangements and operations;

•	optimize, operate and manage the expansion of the capacity of our fulfillment centers;

•	provide our customers with a cost-effective platform that is able to respond and adapt to rapid changes in technology;

•	limit our losses related to online payment methods;

•	maintain and scale our technology, including the reliability of our websites, mobile applications, and network infrastructure;

•	maintain adequate cybersecurity with respect to our systems and retain third-party service providers that do the same with respect to their systems;

•	maintain consumer confidence in the safety, quality and health of our products;

•	limit risks associated with our suppliers and our outsourcing partners;

S-vi

•	comply with existing or future laws and regulations in a cost-efficient manner;

•	utilize net operating loss and tax credit carryforwards, and other tax attributes;

•	adequately protect our intellectual property rights;

•	successfully defend ourselves against any allegations or claims that we may be subject to;

•	attract, develop, motivate and retain highly-qualified and skilled employees;

•	predict and respond to economic conditions, industry trends, and market conditions, and their impact on the pet products market;

•	reduce merchandise returns or refunds;

•	respond to severe weather and limit disruption to normal business operations;

•	manage new acquisitions, investments or alliances, and integrate them into our existing business;

•	successfully compete in new offerings;

•	manage challenges presented by international markets;

•	successfully compete in the pet products and services health and retail industry, especially in the e-commerce sector;

•	comply with the terms of our credit facility;

•	raise capital as needed; and

•	maintain effective internal control over financial reporting.

You should not rely on forward-looking statements as predictions of future events, and you should understand that these statements are not guarantees of performance or results, and our actual results could differ materially from those expressed in the forward-looking statements due to a variety of factors. We have based the forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein on our current assumptions, expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” herein, Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Annual Report on Form 10-K for the fiscal year ended January 28, 2024, and Item 1A. “Risk Factors” and Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in our Quarterly Reports on Form 10-Q for the quarterly periods ended April 28, 2024 and July 28, 2024. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and any related free-writing prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date the statement is made. While we believe that such information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

S-vii

The forward-looking statements made in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein and any related free-writing prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein or therein and any related free-writing prospectus to reflect events or circumstances after the date of the statement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

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SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in shares of Class A Common Stock. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in shares of Class A Common Stock discussed in the “Risk Factors” section below and in the documents incorporated by reference herein.

Our Company

We are the largest pet e-tailer in the United States, offering virtually every product a pet needs. We launched Chewy in 2011 to bring the best of the neighborhood pet store shopping experience to a larger audience, enhanced by the depth and wide selection of products and services, as well as the around-the-clock convenience, that only e-commerce can offer. We believe that we are the preeminent destination for pet parents as a result of our broad selection of high-quality products and expanded menu of service offerings, which we offer at great prices and deliver with an exceptional level of care and a personal touch. We are the trusted source for pet parents and partners and continually develop innovative ways for our customers to engage with us. We partner with approximately 3,500 of the best and most trusted brands in the pet industry, and we create and offer our own outstanding private brands. Through our website and mobile applications, we offer our customers approximately 115,000 products, compelling merchandising, an easy and enjoyable shopping experience, and exceptional customer service. Our principal executive offices are located at 7700 West Sunrise Boulevard, Plantation, Florida 33322, and our telephone number is (786) 320-7111. We maintain a website at www.chewy.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus supplement and you should not rely on that information when making a decision to invest in our Class A Common Stock.

Concurrent Repurchase

Pursuant to a privately negotiated agreement between us and the Selling Securityholder, we have agreed to purchase from the Selling Securityholder $300 million of shares of Class A Common Stock in a private transaction at a price per share equal to the per share price at which the underwriter will purchase the Class A Common Stock from the Selling Securityholder in this offering. We expect to repurchase 10,204,081 shares of Class A Common Stock in the Concurrent Repurchase transaction upon the closing of this offering and the Concurrent Repurchase. We expect the closing of the Concurrent Repurchase to occur substantially simultaneously with the closing of this offering. The Concurrent Repurchase is expected to be consummated concurrently with this offering. The closing of the Concurrent Repurchase is conditioned upon the closing of this offering, but the closing of this offering is not conditioned upon the closing of the Concurrent Repurchase. The Concurrent Repurchase was approved by a special committee of the Company’s board of directors, consisting solely of independent and disinterested directors not affiliated with the BCP Stockholder Parties, and is being executed separately from the Company’s existing $500 million share repurchase program authorized on May 24, 2024, which will be unaffected by this transaction. See “Selling Securityholder—Material Relationships with the Selling Securityholder—Concurrent Repurchase Agreement.”

We intend to fund the Concurrent Repurchase with cash on hand. As a result, the funding of the Concurrent Repurchase will, if completed, decrease the amount of cash and cash equivalents on our consolidated balance sheet.

This description and the other information in this prospectus supplement regarding the Concurrent Repurchase are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our Class A Common Stock subject to the Concurrent Repurchase.

The Offering

Issuer	Chewy, Inc.

Shares of Class A Common Stock offered by the Selling Securityholder	16,666,667 shares (or 19,166,667 shares if the underwriter exercises its option to purchase additional shares of Class A Common Stock in full).

Underwriter’s option to purchase additional shares of Class A Common Stock from the Selling Securityholder	The Selling Securityholder has granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 2,500,000 additional shares of Class A Common Stock.

Shares of Class A Common Stock outstanding immediately after this offering and the Concurrent Repurchase	160,127,678 shares (assuming no exercise of the underwriter’s option to purchase additional shares of Class A Common Stock).

Shares of Class B Common Stock outstanding immediately after this offering and the Concurrent Repurchase	247,775,803 shares (assuming no exercise of the underwriter’s option to purchase additional shares of Class A Common Stock).

Shares of Class A Common Stock and Class B Common Stock to be outstanding immediately after this offering and the Concurrent Repurchase	407,903,481 shares (assuming no exercise of the underwriter’s option to purchase additional shares of Class A Common Stock).

Use of proceeds	We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the Selling Securityholder. See “Use of Proceeds.”

Concurrent Repurchase	Pursuant to a privately negotiated agreement between us and the Selling Securityholder, we have agreed to purchase from the Selling Securityholder $300 million of shares of Class A Common Stock in a private transaction at a price per share equal to the per share price at which the underwriter will purchase the Class A Common Stock from the Selling Securityholder in this offering. Accordingly, we expect to repurchase 10,204,081 shares of Class A Common Stock in the Concurrent Repurchase transaction upon the closing of this offering and the Concurrent Repurchase. We expect the closing of the Concurrent Repurchase to occur substantially simultaneously with the closing of this offering. The Concurrent Repurchase is expected to be consummated concurrently with this offering. The closing of the Concurrent Repurchase is conditioned upon the closing of this offering, but the closing of this offering is not conditioned upon the closing of the Concurrent Repurchase. See “Selling Securityholder—Material Relationships with the Selling Securityholder—Concurrent Repurchase Agreement.”

Risk factors	See the “Risk Factors” section beginning on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the other documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the Class A Common Stock.

Dividend Policy	We have never declared or paid cash dividends on our capital stock, and we do not currently intend to pay any cash dividends for the foreseeable future. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—Our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of the Class A Common Stock. We have never declared nor paid any cash dividends.”

Voting Rights	We have two classes of common stock: Class A Common Stock and Class B Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting, conversion and transfer rights. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes and is convertible at any time into one share of Class A Common Stock. Holders of Class A Common Stock and Class B Common Stock generally vote together as a single class, unless otherwise required by law or our amended and restated certificate of incorporation. See the section titled “Description of Common Stock” in the accompanying prospectus for additional information.

Concentration of Ownership	The BCP Stockholder Parties are, when aggregated, currently our majority stockholders. If this offering and the Concurrent Repurchase are completed, the BCP Stockholder Parties will retain 247,775,803 shares of our Class B Common Stock, or approximately 60.7% of our total outstanding shares of common stock and approximately 93.9% of the combined voting power of our common stock after giving effect to this offering and the Concurrent Repurchase (or approximately 60.1% of our total outstanding shares of common stock and approximately 93.8% of the combined voting power of our common stock, if the underwriter’s option to purchase additional shares is exercised in full). Upon completion of this offering and the Concurrent Repurchase, we will continue to be a “controlled company” as defined under the corporate governance rules of the NYSE.

Listing and trading symbol	The Class A Common Stock is traded on the NYSE under the symbol “CHWY.”

Transfer agent and registrar	Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC).

Unless otherwise indicated, in this prospectus supplement the number of shares of our Class A Common Stock and Class B Common Stock to be outstanding immediately after this offering and the Concurrent Repurchase is based on 143,461,011 shares of Class A Common Stock and 274,646,551 shares of Class B Common Stock outstanding as of September 13, 2024. These numbers:

•	assume the conversion by the Selling Securityholder of 16,666,667 shares of our Class B Common Stock into a like number of shares of our Class A Common Stock in connection with this offering

(assuming no exercise of the underwriter’s option to purchase up to an additional 2,500,000 shares of Class A Common Stock from the Selling Securityholder in this offering) and the Concurrent Repurchase;

•	assume that 10,204,081 of shares of Class A Common Stock are repurchased in the Concurrent Repurchase and that any such shares acquired by the Company are cancelled;

•	assume no exercise of the underwriter’s option to purchase up to an additional 2,500,000 shares of Class A Common Stock from the Selling Securityholder in this offering;

•	exclude 32,038,683 shares of Class A Common Stock issuable upon settlement of unvested RSUs, including performance RSUs (which are subject to service-based vesting conditions); and

•	exclude 83,956,083 additional shares of Class A Common Stock reserved for issuance under the Chewy, Inc. 2024 Omnibus Incentive Plan.

RISK FACTORS

Investing in the Class A Common Stock involves a high degree of risk. You should carefully consider the risks described in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein before deciding whether to purchase shares of common stock. In particular, you should carefully consider, among other things, the risks to our business and other matters discussed under the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2024 and in any subsequent filings with the SEC. If any such risks and uncertainties actually occur, you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, financial condition or results of operations and result in a loss of all or part of your investment.

Risks Related to this Offering and Ownership of Our Common Stock

Our stock price has been, and may continue to be, volatile and may decline regardless of our operating performance.

The market price of our Class A Common Stock has fluctuated significantly in response to numerous factors and may continue to fluctuate for these and other reasons, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and results of operations;

•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•

failure of securities analysts to maintain coverage of the Company, changes in financial estimates or ratings by any securities analysts who follow the Company or our failure to meet these estimates or the expectations of investors;

•	repurchases of our common stock pursuant to our share repurchase program and any announcement of a termination of the program;

•	announcements by us or our competitors of significant technical innovations, acquisitions, strategic partnerships, joint ventures, results of operations or capital commitments;

•

changes in operating performance and stock market valuations of other retail or technology companies generally, or those in our industry in particular, including as a result of uncertainties in economic conditions, industry trends, and market conditions;

•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•	trading volume of our Class A Common Stock;

•	the inclusion, exclusion or removal of our Class A Common Stock from any indices;

•	changes in our board of directors or management;

•	transactions in our Class A Common Stock by directors, officers, affiliates and other major investors;

•	lawsuits threatened or filed against us;

•	changes in laws or regulations applicable to our business;

•	changes in our capital structure, such as future issuances of debt or equity securities;

•	short sales, hedging and other derivative transactions involving our capital stock;

•	general economic conditions, industry trends, and market conditions in the U.S.;

•	other events or factors, including those resulting from war, incidents of terrorism or responses to these events; and

•

the other factors described in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended April 28, 2024 and in the section titled “Forward-Looking Statements” in this prospectus supplement.

The stock market has recently experienced and may again experience extreme price and volume fluctuations. The market prices of securities of companies have experienced fluctuations that often have been unrelated or disproportionate to their operating results. In the past, stockholders have sometimes instituted securities class action litigation against companies following periods of volatility in the market price of their securities. Any similar litigation against us could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition, and results of operations.

The dual class structure of our common stock may adversely affect the trading market for our Class A Common Stock.

Since our dual class capital structure limits the voting power of our publicly held shares of Class A Common Stock, we are currently ineligible for inclusion in all FTSE Russell indices, such as the Russell 2000. As a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track these indices will not be investing in our stock. Furthermore, we cannot assure you that other stock indices will not take a similar approach to FTSE Russell in the future. Exclusion from indices could make our Class A Common Stock less attractive to investors and, as a result, the market price of our Class A Common Stock could be adversely affected.

Sales of substantial amounts of our Class A Common Stock, or the perception in the public markets that these sales may occur, may depress our stock price.

Sales of substantial amounts of our Class A Common Stock in the public market, or the perception that these sales could occur, could adversely affect the price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional shares of Class A Common Stock. We are unable to predict the effect that such sales may have on the prevailing market price of the Class A Common Stock.

Subject to certain exceptions described in the “Underwriting” section of this prospectus supplement, we, our directors, executive officers, and the BCP Stockholder Parties, including the Selling Securityholder entered into lock-up agreements with the underwriter pursuant to which we and they have agreed that we and they will not dispose of or hedge any shares of Class A Common Stock or any securities convertible into or exchangeable for shares of Class A Common Stock for a period of 60 days after the date of this prospectus supplement. The underwriter may permit us or our directors, executive officers, and the Selling Securityholder to sell shares of Class A Common Stock prior to the end of the lock-up period. Sales of a substantial number of such shares of Class A Common Stock upon expiration of, or the perception that such sales may occur, or early release of the securities subject to, the lock-up agreements, could cause our stock price to fall or make it more difficult for you to sell Class A Common Stock at a time and price that you deem appropriate. In addition, if the BCP Stockholder Parties sell their significant equity interest in the Company, we may in the future become subject to the control of a presently unknown third party. Such third party may have conflicts of interest with those of our other stockholders. Further, if the BCP Stockholder Parties sell a controlling interest in the Company to a third party, any outstanding indebtedness may be subject to acceleration and our commercial agreement and relationships could be impacted, all of which may adversely affect our ability to run our business and may have a material adverse effect on our results of operations and financial condition.

We may also issue Class A Common Stock or equity securities senior to the Class A Common Stock for a number of reasons, including to finance our operations and growth plans, to adjust our ratio of debt-to-equity, to satisfy our obligations upon the exercise of options or for other reasons. The amount of shares of our Class A Common Stock issued could constitute a material portion of our then-outstanding shares of our Class A Common Stock. Future sales or issuances of shares of Class A Common Stock or other equity securities, or the availability of shares of Class A Common Stock or such other equity securities for future sale or issuance, may negatively affect the trading price of the Class A Common Stock. Our stockholders may experience immediate dilution upon such future equity issuances or the exercise of stock options to purchase Class A Common Stock granted to our employees, consultants and directors under our stock option and incentive plans. No prediction can be made as to the effect, if any, that future sales or issuances of shares of Class A Common Stock or other equity or equity-linked securities will have on the trading price of the Class A Common Stock.

The BCP Stockholder Parties control the direction of our business and the concentrated ownership of our common stock will prevent other stockholders from influencing significant decisions.

As of September 13, 2024, the BCP Stockholder Parties beneficially owned, in the aggregate, more than 50% of our outstanding shares of common stock and exercised control over more than 95% of the voting power of our outstanding common stock. Upon completion of this offering and the Concurrent Repurchase, the BCP Stockholder Parties will retain 247,775,803 shares of our Class B Common Stock, or approximately 60.7% of our total outstanding shares of common stock and approximately 93.9% of the combined voting power of our common stock (or approximately 60.1% of our total outstanding shares of common stock and approximately 93.8% of the combined voting power of our common stock, if the underwriter’s option to purchase additional shares is exercised in full). So long as the BCP Stockholder Parties remain our controlling stockholder, they will be able to control, directly or indirectly, and subject to applicable law, all matters affecting us, including:

•	any determination with respect to our business direction and policies, including the appointment and removal of officers and directors;

•	any determinations with respect to mergers, business combinations or disposition of assets;

•	compensation and benefit programs and other human resources policy decisions;

•	the payment of dividends on our common stock; and

•	determinations with respect to tax matters.

Because the BCP Stockholder Parties’ interests may differ from ours or from those of our other stockholders, actions that the BCP Stockholder Parties take with respect to us, as our controlling stockholders, may not be favorable to us or our other stockholders, including holders of our Class A Common Stock. In addition, even if the BCP Stockholder Parties were to control less than a majority of the voting power of our outstanding common stock, they may be able to influence the outcome of such matters so long as they own a significant portion of our common stock.

Upon completion of this offering, we will continue to be a “controlled company” as defined under the corporate governance rules of the NYSE.

Upon completion of this offering, we will continue to be a “controlled company” as defined under the corporate governance rules of the NYSE. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

•	the requirement that a majority of the board of directors consist of independent directors;

•	the requirement that our nominating and corporate governance committee be composed entirely of independent directors;

•	the requirement that our compensation committee be composed entirely of independent directors; and

•	the requirement for an annual performance evaluation of our corporate governance and compensation committees.

While the BCP Stockholder Parties control a majority of the voting power of our outstanding common stock, we intend to rely on these exemptions and, as a result, will not have a majority of independent directors on our board of directors, and our nominating and corporate governance and compensation committees will also not consist entirely of independent directors. Accordingly, holders of our Class A Common Stock do not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Investors in this offering may experience future dilution.

To raise additional capital, effect acquisitions or for other purposes, we may in the future offer additional shares of Class A Common Stock or other securities convertible into, or exchangeable for, Class A Common Stock at prices that may be less than the price per share of this offering. We have an effective shelf registration statement from which additional shares of Class A Common Stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of Class A Common Stock or related securities in future transactions is less than the price per share in this offering, investors who purchase Class A Common Stock in this offering will suffer a dilution of their investment. In addition, equity awards under our share-based compensation plans may cause further dilution.

Our stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of the Class A Common Stock. We have never declared nor paid any cash dividends.

Until and unless we pay dividends on the Class A Common Stock, a holder of Class A Common Stock may only receive a return on its investment if the market price of the Class A Common Stock increases. We have never declared or paid any cash dividends on our Class A Common Stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain any future earnings to finance the operation and expansion of our business, as well as fund our share repurchase program. Any future determination to pay dividends on our Class A Common Stock will be made at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors our board of directors may deem relevant. Moreover, the terms of our revolving credit facility may restrict our ability to pay dividends, and any additional debt we may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their Class A Common Stock after price appreciation as the only way to realize any future gains on their investment for the foreseeable future.

The terms of any future preferred equity or debt financing may give holders of any preferred securities or debt securities rights that are senior to the rights of our existing holders of Class A Common Stock or impose more stringent restrictions on our operations.

If we incur additional debt or raise equity through the issuance of preferred stock or convertible securities, the terms of the debt or the preferred stock issued may give the holders rights, preferences and privileges senior to those of holders of our Class A Common Stock, particularly in the event of liquidation. The terms of the debt may also impose additional and more stringent restrictions on our operations. If we raise funds through the issuance of additional equity, the ownership percentage of our existing stockholders would be diluted.

This offering is not conditioned on the closing of the Concurrent Repurchase.

The closing of the Concurrent Repurchase is conditioned upon the closing of this offering, but the closing of this offering is not conditioned upon the closing of the Concurrent Repurchase. See “Selling Securityholder—Material Relationships with the Selling Securityholder—Concurrent Repurchase Agreement.” As a consequence, no assurance can be given to purchasers of the Class A Common Stock in this offering that the proposed Concurrent Repurchase will in fact be consummated. If we do not consummate the Concurrent Repurchase, your relative ownership percentage in us will be less than it would be if we complete the Concurrent Repurchase.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholder. Pursuant to the Amended and Restated Investor Rights Agreement, dated October 30, 2023 (the “Investor Rights Agreement”), between the Company and the BCP Stockholder Parties, we will bear all costs, fees and expenses associated with the sale of our Class A Common Stock in this offering by the Selling Securityholder, other than underwriting discounts and commissions. See “Selling Securityholder” and “Underwriting.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Class A Common Stock, and we do not currently intend to pay any cash dividends for the foreseeable future. We expect to retain any future earnings to fund the operation and expansion of our business, as well as fund our share repurchase program. Any future determination to pay dividends on our Class A Common Stock will be made at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors our board of directors may deem relevant. Moreover, the terms of our revolving credit facility may restrict our ability to pay dividends, and any additional debt we may incur in the future may include similar restrictions. As a result, stockholders must rely on sales of their Class A Common Stock after price appreciation as the only way to realize any future gains on their investment for the foreseeable future.

SELLING SECURITYHOLDER

The table below sets forth information with respect to the beneficial ownership of the shares of Class A Common Stock and Class B Common Stock held by the Selling Securityholder before and after giving effect to this offering and the Concurrent Repurchase. See “—Material Relationships with the Selling Securityholder—Concurrent Repurchase Agreement.”

The amounts and percentages of common stock beneficially owned are reported on the basis of rules and regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Applicable percentage ownership before the offering is based on 143,461,011 shares of Class A Common Stock and 274,646,551 shares of Class B Common Stock outstanding as of September 13, 2024. Applicable percentage ownership after the offering is based on (i) 160,127,678 shares of Class A Common Stock and (ii) 247,775,803 shares of Class B Common Stock outstanding immediately after the completion of this offering and the Concurrent Repurchase, assuming (i) no exercise by the underwriter of its option to purchase additional shares of Class A Common Stock from the Selling Securityholder and (ii) 10,204,081 of shares of Class A Common Stock are repurchased in the Concurrent Repurchase.

Name of Selling Securityholder	Shares Beneficially Owned Prior to this Offering and the Concurrent Repurchase(1)				Number of Shares of Class A Common Stock to be Sold	Shares Beneficially Owned After this Offering and the Concurrent Repurchase(1)(3)
	Class A Common Stock		Class B Common Stock			Class A Common Stock		Class B Common Stock
	Shares	%	Shares	%		Shares	%	Shares	%
BC Partners Holdings/Argos Holdings GP LLC (2)	—	—%	274,646,551	100.0%	16,666,667	—	—%	247,775,803	100%

(1)

Percentage total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock, voting together as a single class. Each holder of Class B Common Stock is entitled to ten (10) votes per share of Class B Common Stock, and each holder of Class A Common Stock is entitled to one (1) vote per share of Class A Common Stock on all matters submitted to our stockholders for a vote. The Class A Common Stock and Class B Common Stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law. The Class B Common Stock is convertible at any time by the holder into shares of Class A Common Stock on a share-for-share basis upon written notice to the transfer agent.

(2)

Based on information provided by the Selling Securityholder, Argos Holdings GP LLC (“GP LLC”) is the general partner of Argos Holdings L.P. (“Argos”). Argos is the sole common equity holder of Citrus Intermediate Holdings L.P. (“Citrus”), which indirectly is the sole equity holder of Citrus Intermediate Topco LLC and Buddy Chester Sub LLC, the direct holders of the reported shares of Class B Common Stock. Buddy Chester Sub LLC is the direct Selling Securityholder in this offering. GP LLC is the general partner of Citrus. CIE Management IX Limited controls a majority of the equity interests of GP LLC and has the power to appoint members to the board of directors of GP LLC who may exercise majority voting power at meetings of the board of directors of GP LLC. BC Partners Holdings Limited is the controlling shareholder of CIE Management IX Limited. These entities have shared voting power and shared dispositive power with respect to the reported shares. The business address of each of these entities is 650 Madison Avenue, New York, NY 10022.

(3)

The Company expects to repurchase, at a price per share equal to the per share price at which the underwriter will purchase the Class A Common Stock from the Selling Securityholder in this offering, $300 million of shares of Class A Common Stock held by the BCP Stockholder Parties in the Concurrent Repurchase. Accordingly, the Company expects to repurchase 10,204,081 shares of Class A Common Stock in the Concurrent Repurchase transaction upon the closing of this offering and the Concurrent Repurchase.

Material Relationships with the Selling Securityholder

Concurrent Repurchase Agreement

Pursuant to the Concurrent Repurchase Agreement (the “Concurrent Repurchase Agreement”) entered into by us and the Selling Securityholder on September 18, 2024, we have agreed to repurchase from the Selling Securityholder $300 million of shares of Class A Common Stock in a private transaction at a price per share equal to the per share price at which the underwriter will purchase the Class A Common Stock from the Selling Securityholder in this offering. Accordingly, we expect to repurchase 10,204,081 shares of Class A Common Stock in the Concurrent Repurchase transaction upon the closing of this offering and the Concurrent Repurchase. The Concurrent Repurchase was approved by a special committee of the Company’s board of directors, consisting solely of independent and disinterested directors not affiliated with the BCP Stockholder Parties, and is being executed separately from the Company’s existing $500 million share repurchase program authorized on May 24, 2024, which will be unaffected by this transaction.

We expect the closing of the Concurrent Repurchase to occur substantially simultaneously with the closing of this offering. The closing of the Concurrent Repurchase is conditioned upon the closing of this offering, but the closing of this offering is not conditioned upon the closing of the Concurrent Repurchase. We cannot assure you that the Concurrent Repurchase will be completed. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Stock—This offering is not conditioned on the closing of the Concurrent Repurchase.”

Other Relationships with the Selling Securityholder

The description of our relationships with the BCP Stockholder Parties set forth in “Certain Related Party Transactions” in our Definitive Proxy Statements on Schedule 14A filed on May 24, 2024, June 2, 2023 and May 26, 2022 is incorporated herein by reference.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A Common Stock by a non-U.S. holder (as defined below), but does not purport to be a complete analysis of all potential tax considerations related thereto. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may be changed, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different than those set forth below. We have not sought and will not seek any ruling from the IRS regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS will not be sustained.

This summary is limited to non-U.S. holders who purchase our Class A Common Stock pursuant to this offering and who hold shares of our Class A Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This summary does not address the tax consequences arising under the laws of any non-U.S., state, or local jurisdiction or any aspect of U.S. federal tax law other than income taxation (such as U.S. federal gift and estate tax laws) or the effect, if any, of the base erosion and anti-abuse tax, the Medicare contribution tax imposed on net investment income, or the rules with respect to conforming the timing of income accruals to financial statements pursuant to Section 451 of the Code. In addition, this discussion does not address tax considerations applicable to a non-U.S. holder’s particular circumstances or to a non-U.S. holder that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	qualified foreign pension funds defined in Section 897(l)(2) of the Code (or any entities all of the interests of which are held by qualified foreign pension funds);

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons subject to any alternative minimum tax;

•	partnerships or other pass-through entities or arrangements classified as partnerships for U.S. federal income tax purposes and investors therein;

•	persons deemed to sell our Class A Common Stock under the constructive sale provisions of the Code;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons who hold or receive our Class A Common Stock pursuant to the exercise of any employee stock options or otherwise as compensation;

•	tax-qualified retirement plans;

•	U.S. expatriates and former citizens or former long-term residents of the United States;

•	persons that own or have owned (directly, indirectly or constructively) 5% or more of our Class A Common Stock outstanding (by vote or value); and

•	persons who hold our Class A Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction.

In addition, if a partnership (including a pass-through entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partner or partnership. Accordingly, partnerships that hold our Class A Common Stock, and partners in such partnerships, should consult their tax advisors.

YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, U.S. ALTERNATIVE MINIMUM TAX RULES, OR UNDER THE LAWS OF ANY NON-U.S., STATE, OR LOCAL TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our Class A Common Stock and you are neither a “U.S. person” nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity taxable as a corporation created or organized (or deemed to be created or organized) in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable Treasury regulations to be treated as a United States person.

Distributions

We do not expect to make any distributions for the foreseeable future. However, if we do make distributions on our Class A Common Stock, other than certain pro rata distributions of Class A Common Stock or make certain redemptions that are treated as distributions with respect to our Class A Common Stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent distributions exceed both our current and our accumulated earnings and profits, they will first constitute a tax-free return of capital and will reduce your adjusted tax basis in our Class A Common Stock (determined on a share by share basis), but not below zero, and then any excess will be treated as capital gain from the sale of our Class A Common Stock, subject to the tax treatment described below in “—Gain on Sale or Other Taxable Disposition of Class A Common Stock.”

Any dividend paid to you generally will be subject to U.S. federal withholding tax at a rate of 30% on the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty, except to the extent that the dividends are “effectively connected” dividends, as described below. In order to claim treaty benefits to which you are entitled, you must provide us with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) certifying under penalty of perjury that you are not a “United States person” as defined under the Code and qualify for the reduced treaty rate. If you do not timely furnish the required documentation, but are otherwise eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our Class A Common Stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, who then will be required to provide certification to us or our paying agent (subject to certain exceptions), either directly or through other intermediaries. This certification must be provided to us (or, if applicable, our paying agent) prior to the payment to you of any dividends and may be required to be updated periodically. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits. We may withhold up to 30% of the gross amount of the entire distribution even if such distribution is greater than the amount constituting a dividend, as described above, to the extent provided for in the Treasury regulations. If tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, then a refund of any such excess amounts may be obtained if a claim for refund is timely filed with the IRS.

Dividends received by you that are effectively connected with your conduct of a trade or business within the United States (and, if an applicable income tax treaty requires, attributable to a permanent establishment or fixed base maintained by you in the United States) are exempt from the U.S. federal withholding tax described above. In order to claim this exemption, you must provide us (or, if applicable, our paying agent or other relevant withholding agent) with an IRS Form W-8ECI (or a successor form) properly certifying that the dividends are effectively connected with your conduct of a trade or business within the United States. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are generally taxed at the same U.S. federal income tax rates applicable to U.S. persons, net of certain deductions and credits (except as provided by an applicable income tax treaty). In addition, if you are a corporate non-U.S. holder, you may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on your effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items.

Gain on Sale or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below regarding FATCA and backup withholding, you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A Common Stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty requires, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•

our Class A Common Stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation,” or a “USRPHC,” for U.S. federal income tax purposes, at any time during the shorter of the five-year period ending on the date of the sale or other taxable disposition of, or your holding period for, our Class A Common Stock, and certain other conditions are met.

If you are a non-U.S. holder described in the first bullet above, you generally will be subject to U.S. federal income tax on the gain derived from the sale or other taxable disposition (net of certain deductions or credits) under the U.S. federal income tax rates generally applicable to U.S. persons (except as provided by an applicable income tax treaty), and corporate non-U.S. holders described in the first bullet above also may be subject to branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

If you are an individual non-U.S. holder described in the second bullet above, you will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by U.S. source capital losses for that taxable year (even though you are not considered a resident of the United States), provided that you have timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet above, in general, we would be a USRPHC if our “U.S. real property interests” comprised at least 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in our trade or business. We believe that we are not currently and (based upon our projections as to our business) will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our Class A Common Stock would not be subject to U.S. federal income tax if our Class A Common Stock is “regularly traded” (within the meaning of applicable Treasury regulations) on an established securities market, and such non-U.S. holder has owned, actually or constructively, five percent or less of our Class A Common Stock at all times during the applicable period described above.

Backup Withholding and Information Reporting

Payments of dividends on our Class A Common Stock will not be subject to backup withholding, provided you either certify under penalty of perjury your non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or a successor form), or otherwise establish an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our Class A Common Stock paid to you, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or you otherwise establish an exemption. Proceeds of a disposition of our Class A Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to tax authorities in your country of residence, establishment, or organization.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner.

Additional Withholding Tax on Payments Made to Foreign Accounts

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, or collectively, “FATCA,” impose withholding tax at a rate of 30% on dividends on our Class A Common Stock paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Class A Common Stock paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Additionally, although FATCA withholding may also apply to gross proceeds of a disposition of the Class A Common Stock, recently proposed regulations, on which taxpayers are permitted to rely until final regulations are issued, eliminate withholding on such gross proceeds. The withholding provisions under FATCA generally apply to dividends on our Class A Common Stock. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our Class A Common Stock.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY. THIS DISCUSSION IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX CONSIDERATIONS RELATED TO PURCHASING, HOLDING, AND DISPOSING OF OUR CLASS A COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as the sole underwriter (the “Underwriter”) named below. Under the terms and subject to the conditions contained in an underwriting agreement (the “Underwriting Agreement”), the Selling Securityholder has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Selling Securityholder 16,666,667 shares of Class A Common Stock.

Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriter has agreed to purchase all of the shares of Class A Common Stock sold under the Underwriting Agreement if any of these shares are purchased. However, the Underwriter is not required to take or pay for the shares of Class A Common Stock covered by the Underwriter’s option to purchase additional shares of Class A Common Stock described below.

We and the Selling Securityholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriter may be required to make in respect of those liabilities.

The Underwriter is offering the shares of Class A Common Stock subject to its acceptance of such shares from us. The Underwriting Agreement provides that the obligations of the Underwriter to purchase the shares of Class A Common Stock offered by this prospectus supplement are subject to several conditions contained in the Underwriting Agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Underwriter has advised us and the Selling Securityholder that the Underwriter proposes initially to offer the shares of Class A Common Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.36 per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the per share and total underwriting discounts and commissions to be paid to the Underwriter assuming both no exercise and full exercise of the Underwriter’s option to purchase additional shares of Class A Common Stock.

	Without Exercise of Option to Purchase Additional Shares of Class A Common Stock	With Full Exercise of Option to Purchase Additional Shares of Class A Common Stock
Per Share	$0.60	$0.60
Total	$10,000,000.20	$11,500,000.20

We estimate that the total expenses of the offering, excluding the underwriting discounts and commissions, will be approximately $800,000.00. Pursuant to the Investor Rights Agreement, we have agreed to bear all costs, fees and expenses associated with the sale of our Class A Common Stock in this offering by the Selling Securityholder, other than underwriting discounts and commissions or transfer taxes attributable to the sale of the shares of Class A Common Stock.

Option to Purchase Additional Shares of Common Stock

The Selling Securityholder has granted an option to the Underwriter, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 2,500,000 of additional shares of Class A Common Stock at the public offering price, less the underwriting discounts and commissions.

Lock-Up Agreements

We, all of our directors and officers and the BCP Stockholder Parties (including the Selling Securityholder) have agreed that for a period of 60 days from the date of this prospectus supplement, neither we nor they will, subject to certain exceptions, without the prior written consent of the Underwriter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A Common Stock or Class B Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock or Class B Common Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, submission or filing, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Class A Common Stock, Class B Common Stock or such other securities, or (iii) make any demand for or exercise any right with respect to the registration of any shares of Class A Common Stock, Class B Common Stock or any security convertible into or exercisable or exchangeable for shares of Class A Common Stock or Class B Common Stock.

With respect to the Company, the restrictions described in the paragraph above do not apply, subject in certain cases to various conditions, to:

(a)

any shares of Class A Common Stock or Class B Common Stock issued upon the exercise or settlement of awards granted under any stock-based compensation plans of the Company and its subsidiaries as disclosed herein or in documents incorporated by reference herein;

(b)	the grant of awards under any stock-based compensation plans;

(c)	the filing of a registration statement on Form S-8 (or equivalent form) in connection with any stock-based compensation plans;

(d)

the issuance of shares or other securities in connection with our acquisition of the securities, businesses, properties or other assets of another person or entity or pursuant to any employee benefit plan assumed by us in connection with any such acquisition;

(e)

any shares of Class A Common Stock to be issued upon conversion of Class B Common Stock outstanding on the closing date of this offering and disclosed herein or in documents incorporated by reference herein; or

(f)	the issuance of shares or other securities in connection with joint ventures, commercial relationships or other strategic transactions,

provided that, in the case of clauses (d) and (e), the aggregate number of shares issued in all such acquisitions and transactions does not exceed 5% of the outstanding share capital of the company following this offering, and any recipients of such shares shall execute and deliver to the Underwriter a lock-up agreement for the remainder of the restricted period.

With respect to the directors, officers and certain of our other shareholders, the restrictions described in the immediately preceding paragraph do not apply to:

(a)	the shares of Class A Common Stock to be sold under the Underwriting Agreement;

(b)

transfers as a bona fide gift, transfers to any immediate family member, transfers to any trust for the direct or indirect benefit of the grantor or any immediate family member, transfers to a corporation, partnership, limited liability company, trust or other entity of which the stockholder and its immediate family are the legal and beneficial owner of all outstanding equity securities or similar interests, or transfers to a nominee or custodian of the foregoing; provided that such transfer does not involve a disposition for value;

(c)

in the case of a corporation, partnership, limited liability company or other business entity, transfers to limited or general partners, members or stockholders, or to affiliates or other entities controlled or managed by the stockholder or any of its affiliates (other than to us or any of our subsidiaries);

(d)

transfers or disposition of any Class A Common Stock purchased on the open market after the completion of this offering; provided that no filing under the Exchange Act, or other public announcement, is required or made voluntarily in connection with such transfer (other than a filing on a Form 5 made after the expiration of the restricted period);

(e)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“Rule 10b5-1 Plan”), so long as no sales or transfers will be made pursuant to such plans prior to the expiration of the restricted period;

(f)

transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all or substantially all stockholders of the company involving a change of control of the company;

(g)	transfers as a result of the operation of law, pursuant to an order of a court or regulatory agency, or by will or intestate succession;

(h)	transfers pursuant to equity award agreements or other contractual arrangements providing for repurchase in connection with termination of employment with the company;

(i)

in the case of any of our directors or officers, transfers or sales pursuant to a Rule 10b5-1 Plan established prior to the date of this prospectus supplement, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a trading plan pursuant to Rule 10b5-1; and

(j)

transfers to the company upon the vesting or settlement of restricted stock units or other equity-based awards granted under an equity incentive plan or stock purchase plan of the Company disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each as described therein and including the documents incorporated by reference therein), in each case on a “cashless” or “net exercise” basis or to cover tax withholding and remittance obligations or transfers following vesting or settlement to cover tax obligations disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each as described therein and including the document incorporated by reference therein), provided, in each case, that any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes that such transfer or sale is to satisfy income tax obligations in connection with the vesting or settlement of equity-based awards, provided that (i) with respect to any transfer made pursuant to (b) or (c), it will be a condition of such transfer or distribution that the transferee agrees to be bound in writing by the restrictions set forth above, and (ii) with respect to any transfer made pursuant to clause (b), (c), (g) or (h), if the grantor is required to file a report under the Exchange Act in connection with such transfer during the restricted period, such report shall disclose the nature of such transfer. The Underwriter, in its sole discretion, may release the Class A Common Stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

The restrictions described in the paragraphs above relating to the BCP Stockholder Parties do not apply to: (i) the transfer of Class A Common Stock and/or Class B Common Stock pursuant to the Concurrent Repurchase described herein; (ii) the transfer of Class A Common Stock and/or Class B Common Stock to charitable organization transferees or recipients in an aggregate amount, together with any other such transfers, made pursuant to an analogous exception included in substantially similar letter agreements executed in connection with this offering, not to exceed 1.00% of the outstanding shares of Class A Common Stock and Class B Common Stock as of the date of this prospectus supplement, provided that with respect to any transfer made pursuant to (ii), it will be a condition of such transfer or distribution that the transferee agrees to be bound in writing by the restrictions set forth above; (iii) any pledge, hypothecation or other granting of security interest in Class A Common Stock and/or Class B Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit that, in each case, is outstanding on the date of this prospectus supplement, and any transfer upon foreclosure upon such Class A Common Stock and/or Class B Common Stock, provided that no filing under the Exchange Act, or other public announcement, shall be made voluntarily in connection with such pledge, and if any filing is required to be made under the Exchange Act, the stockholder shall provide the Underwriter prior written notice; and (iv) any transfer of Class A Common Stock and/or Class B Common Stock to the Company pursuant to escrow arrangements outstanding on the date of this prospectus supplement and any amendments thereof, provided that, with respect to any transfer made pursuant to clause (iv), if the transferor is required to file a report under the Exchange Act in connection with such transfer during the restricted period, such report shall disclose the nature of such transfer.

Price Stabilization; Short Positions

In order to facilitate the offering of the Class A Common Stock, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Common Stock. Specifically, the Underwriter may sell more shares of Class A Common Stock than it is obligated to purchase under the Underwriting Agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of Class A Common Stock available for purchase by the Underwriter under the option. The Underwriter can close out a covered short sale by exercising the option or purchasing shares of Class A Common Stock in the open market. In determining the source of shares of Class A Common Stock to close out a covered short sale, the Underwriter will consider, among other things, the open market price of shares of Class A Common Stock compared to the price available under the option. The Underwriter may also sell shares of Class A Common Stock in excess of the option, creating a naked short position. The Underwriter must close out any naked short position by purchasing shares of Class A Common Stock in the open market. A naked short position is more likely to be created if the Underwriter is concerned that there may be downward pressure on the price of the Class A Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the Underwriter may bid for, and purchase, shares of Class A Common Stock in the open market to stabilize the price of the Class A Common Stock. These activities may raise or maintain the market price of the Class A Common Stock above independent market levels or prevent or retard a decline in the market price of the Class A Common Stock. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

Other Relationships

The Underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Underwriter and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Class A Common Stock have been offered or will be offered pursuant to the offering to the public in that

Relevant State prior to the publication of a prospectus in relation to the shares of Class A Common Stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Class A Common Stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A Common Stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares of Class A Common Stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the Representative of the Underwriter has been obtained to each such proposed offer or resale.

The Company, the Underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A Common Stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the Underwriter is not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to its clients nor for providing advice in relation to the offering.

United Kingdom

An offer to the public of any shares of Class A Common Stock may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares of Class A Common Stock may be made at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Underwriter for any such offer; or

(c)

in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, FSMA), provided that no such offer of shares of Class A Common Stock shall result in a requirement for us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any shares of Class A Common Stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the Underwriter and us that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any shares of Class A Common Stock being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares of Class A Common Stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of Class A Common Stock to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the Underwriter has been obtained to each such proposed offer or resale.

We, the Underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A Common Stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A Common Stock, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Switzerland

The shares of Class A Common Stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of Class A Common Stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares of Class A Common Stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of Class A Common Stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares of Common Stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of Class A Common Stock.

Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of Class A Common Stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of Class A Common Stock offered should conduct their own due diligence on the shares of Class A Common Stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Canada

The shares of Class A Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of Class A Common Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The shares of Class A Common Stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of Class A Common Stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of Class A Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares of Class A Common Stock were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of Class A Common Stock, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”))

pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of Class A Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of Class A Common Stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Japan

The shares of Class A Common Stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares of Class A Common Stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of Class A Common Stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of Class A Common Stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of Class A Common Stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of Class A Common Stock being offered by this prospectus supplement, the accompanying prospectus, certain other legal matters and certain legal matters in connection with this offering for the Selling Securityholder will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of Chewy, Inc. as of January 28, 2024 and January 29, 2023, and for each of the three years in the period ended January 28, 2024, incorporated by reference in this Prospectus Supplement, and the effectiveness of Chewy, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Securities Purchase Contracts

Units

Chewy, Inc. may offer and sell, from time to time, in one or more offerings any combination of the following securities: Class A common stock, preferred stock, depositary shares, warrants, securities purchase contracts and units (collectively, “securities”).

Certain selling stockholders may offer and sell Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering. We will provide by supplements to this prospectus the specific terms and manner of offering of the securities that we actually offer. These prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities, unless accompanied by a prospectus supplement that describes the terms and manner of offering of those securities.

We or any selling stockholders may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We and any selling stockholders reserve the sole right to accept, and we, any selling stockholders and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling stockholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling stockholders.

Our Class A common stock is listed on The New York Stock Exchange, or NYSE, under the symbol “CHWY.”

Our principal executive office is located at 7700 West Sunrise Boulevard, Plantation, Florida 33322 and our telephone number is (786) 320-7111.

You should read this entire prospectus, the documents that are incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in our securities.

Investing in the securities involves risks. See “Risk Factors,” beginning on page 3 and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated September 15, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we and/or any selling stockholders offer securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We have provided you only with the information contained in this prospectus, including information incorporated by reference in this prospectus and the accompanying prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of any other information that others may give you. Neither we nor the selling stockholders are making an offer to sell securities in any jurisdiction where the offer or sale of securities is not permitted. You should not assume that the information included in this prospectus, any applicable prospectus supplement, or the documents incorporated by reference herein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Chewy, Inc. and its consolidated subsidiaries.

Basis of Presentation

Unless otherwise indicated or the context otherwise requires, financial data incorporated by reference in this prospectus reflect the business and operations of Chewy, Inc. and its consolidated subsidiaries. We currently use a 52- or 53-week fiscal year, with our fiscal year ending each year on the Sunday that is closest to January 31 of that year. Each fiscal year generally consists of four 13-week fiscal quarters, with each fiscal quarter ending on the Sunday that is closest to the last day of the last month of the quarter. Throughout this prospectus, all references to quarters and years are to our fiscal quarters and fiscal years, respectively, unless otherwise noted. References to “fiscal year 2020,” “fiscal year 2021” and “fiscal year 2022” refer to our fiscal years ended January 31, 2021, January 30, 2022 and January 29, 2023, respectively. See our Annual Report on Form 10-K and our consolidated financial statements and related notes incorporated by reference in this prospectus for more information.

Trademarks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ™ or ® symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Market, Ranking and Other Industry Data

In this prospectus, we have included or incorporated by reference information regarding market data obtained from internal sources, market research, publicly available information, and industry publications, including the size of our addressable market. Estimates are inherently uncertain, involve risks and uncertainties, and are subject to change based on various factors, including those discussed in the sections of this prospectus titled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

RISK FACTORS

Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in “Cautionary Statement Concerning Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC filings are available at the Internet website maintained by the SEC at www.sec.gov.

We have filed with the SEC a “shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and the securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the location listed in the previous paragraph.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference information in this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the year ended January 29, 2023, filed with the SEC on March 22, 2023 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 2, 2023 and incorporated by reference in our Form 10-K);

•	our Quarterly Report on Form 10-Q for the period ended April 30, 2023, filed on May 31, 2023 and our Quarterly Report on Form 10-Q for the period ended July 30, 2023, filed on August 30, 2023;

•	our Current Reports on Form 8-K, filed with the SEC on February 1, 2023, April 12, 2023, May 5, 2023 and July 20, 2023; and

•

the description of our capital stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 11, 2019, as amended by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended January 29, 2023 filed with the SEC on March 22, 2023, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference in this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating by reference any documents or information furnished and not filed with the SEC.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference in this prospectus, by requesting them in writing, by telephone or via the Internet at:

Chewy, Inc.

7700 West Sunrise Boulevard

Plantation, Florida 33322

(786) 320-7111

Attn: Investor Relations Department

Internet Website: www.chewy.com

THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE DOES NOT

CONSTITUTE A PART OF, AND IS NOT INCORPORATED BY REFERENCE IN, THIS PROSPECTUS.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement contain statements that are not historical fact and that may be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Such statements that may address, among other things, our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus, and any accompanying prospectus supplement, primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and any accompanying prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Please refer to the “Risk Factors” section in this prospectus, and any accompanying prospectus supplement, in Part I, Item 1A of our Annual Report on Form 10-K for the year ended January 29, 2023 (the “Annual Report on Form 10-K”) and in Part II, Item 1A of our Quarterly Reports on Form 10-Q for the periods ended April 30, 2023 and July 30, 2023 (collectively, the “Quarterly Reports on Form 10-Q”).

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus and any accompanying prospectus supplement. While we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus and any accompanying prospectus supplement to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which are incorporated by reference in this prospectus, and, to the extent applicable, our Quarterly Reports on Form 10-Q and the accompanying prospectus supplement.

OUR COMPANY

Chewy, Inc. began operating as Chewy.com in 2011 and Chewy.com, LLC was formed as a Delaware limited liability company in October 2013. On March 16, 2016, Chewy.com, LLC converted from a Delaware limited liability company to a Delaware corporation and changed its name to Chewy, Inc. We completed the initial public offering of our Class A common stock on June 18, 2019. Unless the context requires otherwise, references in this prospectus to “Chewy,” the “Company,” “we,” “our,” or “us” refer to Chewy, Inc. and its consolidated subsidiaries.

Our mission is to be the most trusted and convenient destination for pet parents and partners everywhere. We believe that we are the preeminent online source for pet products, supplies and prescriptions as a result of our broad selection of high-quality products and services, which we offer at competitive prices and deliver with an exceptional level of care and a personal touch to build brand loyalty and drive repeat purchasing.

We seek to continually develop innovative ways for our customers to engage with us, as our website and mobile app allow our pet parents to manage their pets’ health, wellness, and merchandise needs, while enabling them to conveniently shop for our products. We partner with approximately 3,500 of the best and most trusted brands in the pet industry offering approximately 110,000 products and services offerings, to bring what we believe is a high-bar, customer-centric experience to our customers.

Our principal executive offices are located at 7700 West Sunrise Boulevard, Plantation, Florida 33322, and our telephone number is (786) 320-7111. We maintain a website at www.chewy.com. Information contained on, or accessible through, our website is not incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities by us to provide additional funds for general corporate purposes, which may include:

•	repaying or refinancing debt;

•	funding investments in, or extensions of credit to, our subsidiaries;

•	financing acquisitions;

•	working capital; and

•	redeeming or repurchasing outstanding securities.

Pending such use, we may temporarily invest the net proceeds of any offering.

We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description sets forth certain general terms of the common stock to which a prospectus supplement may relate. The following description of our common stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws are only summaries and are qualified by reference to the amended and restated certificate of incorporation and the amended and restated bylaws that will be in effect on the completion of this offering. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Authorized Capitalization

As of the date of this prospectus, our authorized capital stock consists of 1,900,000,000 shares, all with a par value of $0.01 per share, of which:

•	1,500,000,000 shares are designated as Class A common stock;

•	395,000,000 shares are designated as Class B common stock; and

•	5,000,000 shares are designated as preferred stock.

Our board of directors is authorized, without stockholder approval except as required by the listing standards of the NYSE, to issue additional shares of our capital stock.

Class A Common Stock and Class B Common Stock

Voting Rights

Holders of our Class A common stock are entitled to one vote per share on any matter that is submitted to a vote of the Company’s stockholders. Holders of our Class B common stock are entitled to ten votes per share on any matter that is submitted to a vote of the Company’s stockholders. Holders of shares of our Class A common stock and our Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. Our amended and restated certificate of incorporation does not provide for cumulative voting for the election of directors.

Economic Rights

Except as otherwise expressly provided in our amended and restated certificate of incorporation, or as required by applicable law, all shares of our Class A common stock and our Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects for all matters, including those described below.

Dividends and Distributions. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Class A common stock and our Class B common stock are entitled to share equally, identically and ratably, on a per share basis, with respect to any dividend or distribution of cash or property paid or distributed by the Company, unless different treatment of the shares of the affected class is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class; provided, however, that if a dividend or distribution is paid in the form of our Class A common stock or our Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of our Class A common stock shall receive our Class A common stock (or rights to acquire Class A common stock) and holders of our Class B common stock shall receive Class B common stock (or rights to acquire our Class B common stock).

Liquidation Rights. In the event of the Company’s liquidation, dissolution or winding-up, the holders of our Class A common stock and our Class B common stock will be entitled to share equally, identically and ratably in all assets remaining after the payment of any liabilities, liquidation preferences and accrued or declared but unpaid dividends, if any, with respect to any outstanding preferred stock, unless a different treatment is approved by the affirmative vote of the holders of a majority of the outstanding shares of such affected class, voting separately as a class.

Change of Control Transactions. The holders of our Class A common stock and our Class B common stock are treated equally and identically with respect to shares of our Class A common stock or our Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the class treated differently, voting separately as a class, on (a) the closing of the sale, transfer or other disposition of all or substantially all of our assets, (b) the consummation of a merger, reorganization, consolidation or share transfer which results in our voting securities outstanding immediately before the transaction (or the voting securities issued with respect to our voting securities outstanding immediately before the transaction) representing less than a majority of the combined voting power of the voting securities of the company or the surviving or acquiring entity or (c) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons of securities of the company if, after closing, the transferee person or group would hold 50% or more of the outstanding voting power of the company (or the surviving or acquiring entity). However, consideration to be paid or received by a holder of common stock in connection with any such assets sale, merger, reorganization, consolidation or share transfer under any employment, consulting, severance or other arrangement will be disregarded for the purposes of determining whether holders of common stock are treated equally and identically.

Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of our Class A common stock or our Class B common stock, the outstanding shares of the other class will be subdivided or combined in the same manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of our Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of our Class B common stock, each voting separately as a class.

No Preemptive or Similar Rights

Our Class A common stock and our Class B common stock are not entitled to preemptive rights and are not subject to conversion, redemption or sinking fund provisions, except for the conversion provisions with respect to our Class B common stock described in our amended and restated certificate of incorporation.

Conversion

Each share of our Class B common stock is convertible at any time at the option of the holder into one share of our Class A common stock. In addition, each share of our Class B common stock, will convert automatically into one share of our Class A common stock (i) upon the sale or transfer of such share of Class B common stock, except for certain transfers described in our amended and restated certificate of incorporation, including transfers to affiliates of the holder and another holder of Class B common stock, (ii) if the holder is not an affiliate of any of BC Partners, La Caisse de dépôt et placement du Québec, GIC Private Limited, Longview Asset Management LLC or StepStone Group LP and (iii) on the final conversion date, defined as the first trading day on or after the date on which the outstanding shares of our Class B common stock represent less than 7.5% of the then outstanding shares of our Class A common stock and our Class B common stock. Once transferred and converted into our Class A common stock, our Class B common stock may not be reissued.

Anti-Takeover Provisions

Removal of Directors

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors are elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of the Company.

Super-Majority Voting

The General Corporation Law of the State of Delaware, or DGCL, provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended, altered, changed or repealed by a majority vote of our board of directors; provided that, in addition to any other vote otherwise required by law, after the date on which the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and our Class B common stock, the affirmative vote of at least 75% of the voting power of our outstanding shares of Class A common stock and Class B common stock will be required to amend, alter, change or repeal our amended and restated bylaws. Additionally, after the date on which the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and our Class B common stock, the affirmative vote of at least 75% of the voting power of the outstanding shares of our Class A common stock and our Class B common stock entitled to vote on the adoption, alteration, amendment or repeal of our amended and restated certificate of incorporation, voting as a single class, will be required to amend or repeal or to adopt any provision inconsistent with specified provisions of our amended and restated certificate of incorporation. This requirement of a supermajority vote to approve amendments to our amended and restated certificate of incorporation and amended and restated bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals

Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions at a duly called meeting of stockholders or, before the date on which the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and our Class B common stock, by written consent. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board or our board of directors or, before the date on which the outstanding shares of our Class B common stock represent less than 50% of the combined voting power of our Class A common stock and our Class B common stock, at the request of holders of 50% or more of the voting power of our outstanding Class A common stock and Class B common stock.

In addition, our amended and restated bylaws include advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder; (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of two-thirds of the holders of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under our amended and restated certificate of incorporation, we opted out of Section 203 of the DGCL and are therefore not subject to Section 203.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to BC Partners, La Caisse de dépôt et placement du Québec, GIC Private Limited, Longview Asset Management LLC, StepStone Group LP or certain of their respective affiliates, or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) and that may be a business opportunity for such parties, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. None of BC Partners, La Caisse de dépôt et placement du Québec, GIC Private Limited, Longview Asset Management LLC, StepStone Group LP or any of their respective affiliates or representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our amended and restated bylaws provides that we indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers prior to the completion of this offering and expect to enter into a similar agreement with any new directors or executive officers.

Exclusive Jurisdiction of Certain Actions

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative action or proceeding brought on our behalf, actions against directors, officers, employees or stockholder for breach of fiduciary duty, any action asserting a claim against us or any director or officer arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or any action asserting a claim against us or any director or officer governed by the internal affairs doctrine may be brought only in the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). In addition, our amended and restated certificate of incorporation further requires that, to the fullest extent permitted by law, claims under the Securities Act be brought only in the U.S. federal district courts. Although we believe these provisions benefit us by providing increased consistency in the application of law in the types of lawsuits to which they apply, these provisions may have the effect of discouraging lawsuits against us and our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our Class A common stock is listed on the NYSE under the symbol “CHWY.”

DESCRIPTION OF PREFERRED STOCK

The following outlines some of the provisions of the preferred stock that we may offer from time to time. The specific terms of a series of preferred stock will be described in the applicable prospectus supplement relating to that series of preferred stock. The following description of the preferred stock and any description of preferred stock in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the certificate of designations relating to the particular series of preferred stock, which we will file with the SEC in connection with the offering of any preferred stock.

General

Under our amended and restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. As of the date of this prospectus, there is no preferred stock outstanding.

For each series of preferred stock, subject to the limitations prescribed by the DGCL, our board of directors may fix the voting powers, designations, preferences and relative participating, optional or other rights, if any, and any qualifications, limitations and restrictions of such series, as well as the number of shares to be issued in such series. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding. Our board will fix these terms by resolution adopted before we issue any shares of the series of preferred stock. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series.

In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock that each depositary share represents will be set forth in the prospectus supplement relating to the depositary shares.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•

any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation, as amended, restated or otherwise modified prior to such offering.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, and for each share issued, a sum equal to the stated value will be credited to our preferred stock account. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock and each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and senior to our common stock as to dividends and any distribution of our assets upon liquidation, dissolution or winding-up.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to complete an acquisition of the Company without negotiating with our board.

Redemption and Repurchase

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holders’, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date of shares of preferred stock called for redemption and all rights of holders of these shares will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Except as described in a prospectus supplement with respect to a series of preferred stock, we may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock, unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for both series of preferred stock.

Liquidation Preference

In the event of our liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of these series and other securities will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

Governing Law

The preferred stock will be governed by Delaware law.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of our Class A common stock or preferred stock, rather than shares of Class A common stock or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of our Class A common stock or preferred stock. The shares of our Class A common stock or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to our Class A common stock, preferred stock and depositary shares, as applicable.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase equity securities. Each warrant will entitle the holder to purchase for cash the amount of equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which we will issue the warrants;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders a specified number of shares of our Class A common stock, preferred stock or depositary shares at a future date or dates, as specified in a related prospectus supplement or a free writing prospectus. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us a specified or varying number of shares of our Class A common stock, preferred stock or depositary shares. The consideration for our Class A common stock, preferred stock or depositary shares and the principal number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may provide for settlement by delivery by us or on our behalf of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The purchase contracts may be issued separately or as part of purchase units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, which may secure the holders’ obligations to purchase or sell, as the case may be, shares of our Class A common stock, preferred stock or depositary shares under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, and these payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security pursuant to the purchase contracts.

The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, shares of Class A common stock or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

PLAN OF DISTRIBUTION

We and/or any selling stockholders may offer and sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	directly to purchasers, including through a specific bidding, auction or other process;

•	to or through agents;

•	to or through underwriters;

•	to or through dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we and/or any selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	distribution to employees, members, limited partners or stockholders of a selling stockholder;

•	delayed delivery arrangements;

•

at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	one or more underwritten offerings;

•	in “at-the-market” offerings;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions;

•	by pledge to secured debt and other obligations;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

We and/or any selling stockholders may also enter into hedging transactions. For example, we and/or any selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use our and/or the selling stockholders’ Class A common stock received from us and/or the selling stockholders to close out its short positions;

•	sell securities short and redeliver such securities to close out our and/or the selling stockholders’ short positions;

•

enter into option or other types of transactions that require us and/or the selling stockholders to deliver our and/or the selling stockholders’ Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer our and/or the selling stockholders’ Class A common stock under this prospectus; or

•

loan or pledge our and/or the selling stockholders’ Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we and/or the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us and/or the selling stockholders to settle such sales and may use securities received from us and/or the selling stockholders to close out any related short positions. We and/or the selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the proceeds to be received by us or the selling stockholders, as the case may be, from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers or agents;

•	any option under which underwriters may purchase additional shares of our and/or the selling stockholders’ Class A common stock from us and/or the selling stockholders; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, any selling stockholders, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of shares of our Class A common stock to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE, the existing trading market for our Class A common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our Class A common stock, the amounts underwritten, and the nature of its obligations to take our Class A common stock will be described in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.

These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We and/or the selling stockholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling stockholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling stockholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling stockholders and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling stockholders may enter into agreements with such underwriters or agents pursuant to which we receive our and/or the selling stockholders’ outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Selling stockholders may use this prospectus in connection with resales of our Class A common stock. Such selling stockholders may be deemed to be underwriters under the Securities Act in connection with the shares of our Class A common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

Dealers

We and/or the selling stockholders may sell the offered securities to dealers as principals. We and/or the selling stockholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us and/or the selling stockholders may allow other dealers to participate in resales.

Direct Sales

We and/or the selling stockholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We and/or any selling stockholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations. Institutional investors may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities other than the shares of our Class A common stock, which are listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the offered securities (other than our Class A common stock) on any securities exchange; any such listing with respect to any particular securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of our Class A common stock, the underwriters may purchase and sell our Class A common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of our Class A common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of our Class A common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing our Class A common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Fees and Commissions

The aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any member of the Financial Industry Regulatory Authority (“FINRA”), or independent broker-dealer in connection with any offering pursuant to this prospectus and any applicable prospectus, as the case may be, will be in compliance with the guidelines of the FINRA.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC, which are incorporated by reference in this prospectus.

VALIDITY OF SECURITIES

In connection with particular offerings of securities in the future, the legal validity of the securities may be passed upon for us by Kirkland & Ellis LLP, counsel to Chewy, Inc. The validity of any securities issued under this prospectus will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Chewy, Inc., incorporated by reference in this Prospectus, and the effectiveness of Chewy Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registGered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

$16,666,667 shares

Chewy, Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

September 19, 2024